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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 8, 1997



                        GENERAL GROWTH PROPERTIES, INC.
                        -------------------------------
            (Exact name of Registrant as specified in its charter)





          DELAWARE                  1-11656                     42-1283895
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      (State or other             (Commission                  (IRS Employer
      jurisdiction of             file number)              identification no.)
      incorporation)




                55 West Monroe Street, Chicago,    Illinois 60603
            -----------------------------------------------------
            (Address of principal executive offices)  (Zip Code)



      Registrant's telephone number, including Area Code (312) 551-5000



                                     N/A
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        (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

     On August 4, 1997, General Growth Properties, Inc. (the "Company") entered into a Pricing Agreement with Lehman Brothers Inc. (the "Underwriter") pursuant to which on August 8, 1997 the Company sold to the Underwriter 4,000,000 shares of its Common Stock for an aggregate purchase price of $135.6 million, or $33.90 per share. In addition, the Company granted the Underwriter an option for 30 days to purchase up to 600,000 additional shares of Common Stock at a purchase price of $33.90 per share. Approximately $113.0 million of the net proceeds of the offering were used to repay outstanding indebtedness under two credit facilities. The balance of the net proceeds of the offering will be used for general corporate purposes, including possible future acquisitions and the development of enclosed mall shopping centers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)-(b)  Not applicable.

     (c)      Exhibits.

     1(a) Pricing Agreement dated August 4, 1997 between the Company and Lehman Brothers Inc.







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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL GROWTH PROPERTIES, INC.



                                            By:  /s/ Bernard Freibaum
                                                -------------------------------
                                                Bernard Freibaum
                                                Chief Financial Officer


Date:  August 18, 1997

















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